                                                                   Exhibit 7.15

                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of May 16, 1998, by and between Dillard's, Inc., a company organized under the laws of Delaware ("Purchaser"), and each of the parties listed on the signature page hereto (individually a "Seller" and collectively, the "Sellers").

                                    RECITALS

                  Concurrently herewith, Purchaser, MSC Acquisitions, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser, and Mercantile Stores Company (the "Company"), a Delaware corporation, are entering into an Agreement and Plan of Merger of even date herewith attached hereto (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which Sub agrees to make a tender offer (the "Offer") for all outstanding shares of common stock, $.14 2/3 par value per share (the "Common Stock"), of the Company, at $80 per share (the "Offer Price"), net to the seller in cash, to be followed by a merger (the "Merger") of Sub with and into the Company.

                  As a condition to their willingness to enter into the Merger Agreement and make the Offer, Purchaser and Sub have required that each of the Sellers agree, and each Seller has agreed, among other things, to grant to Purchaser the Option and irrevocable proxy with respect to the number of shares of Common Stock of such Seller set forth opposite such Seller's name on the signature page hereto, together with any additional shares when and if they are acquired (such shares, and any additional shares when and if they are acquired, being referred to herein as the "Shares") on the terms and conditions provided for herein.

                  The Board of Directors of the Company has approved the Purchaser becoming an "interested shareholder" for purposes of Section 203 of the Delaware General Corporation Law and for all purposed under Article Eighth of the Company's Certificate of Incorporation.

                                     AGREEMENT

                  To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                  1.  Option to Purchase Shares.

                  1.1 Grant of Option. Each Seller hereby grants to Purchaser an irrevocable option (the "Option") to purchase all of the Shares set forth below such Seller's name on the signature page hereto at a purchase price of $80 per share (the "Exercise

Price") in cash (subject to adjustment pursuant to Section 7 below) for each Share purchased.

                  1.2  Exercise of Option.

                       (a) Subject to applicable law (including Rule 10b-

13 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Option may be exercised by Purchaser, in whole or in part, at any time, or from time to time, commencing upon the Exercise Date and prior to the Expiration Date (as hereinafter defined). As used herein, the term "Exercise Date" means the first to occur of any of the following dates:

                           (i) Seller fails to perform any agreement or covenant of Seller contained herein in any material respect; or

                           (ii) the Merger Agreement is terminated and Purchaser is entitled to the payment of a termination fee pursuant to any of the provisions set forth in Section 8.3(a)(ii) of the Merger Agreement.

                  As used herein, the term "Expiration Date" means the first to occur of any of the following dates:

                           (1) the Effective Time (as defined in the Merger Agreement);

                           (2) 12 months after the date of the termination of the Merger Agreement; or

                           (3) written notice of termination of this Agreement by Purchaser to the Seller.

                  (b) In the event Purchaser wishes to exercise the Option, Purchaser shall send a written notice to Seller of its intention to so exercise the Option (a "Notice"), specifying the place, time and date of the closing of such purchase (the "Closing"), which date shall not be less than two business days nor more than five business days from the date on which a Notice is delivered; provided, that the Closing shall be held only if such purchase would not otherwise then violate or cause the violation of, any applicable law or regulations (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act")) or any decree, order or injunction of any governmental agency, authority or court, whether temporary, preliminary or permanent. If the Closing shall be violative of any such laws or rules or any such decree, order or injunction, then such Notice shall be deemed rescinded and of no effect and Purchaser shall send a new Notice at such time as the Closing is not violative of such laws, rules, decrees, orders or injunctions. Notwithstanding the occurrence of such rescission, this Agreement shall remain in full force and effect.

                  (c) At the Closing, Seller shall deliver to Purchaser all of the Shares to be purchased by delivery of a certificate or certificates evidencing such Shares so purchased by Purchaser duly endorsed or with executed blank stock power attached, in either event with signature guaranteed such that registered ownership of the Shares may be registered for transfer on the books of the Company and Purchaser will make payment to Seller of the aggregate Exercise Price for the Shares being purchased upon exercise of the Option in immediately available funds in the amount equal to the Exercise Price multiplied by the number of Shares purchased pursuant to this Section 1.

                  (d) Notwithstanding any of the foregoing, with respect to the Shares held by Minot Mercantile Corporation and Woodbank Mills, Inc. (collectively, the "C Corps"), Purchaser shall form an acquisition subsidiary to acquire such Shares in the form of a merger pursuant to a form of merger agreement reasonably acceptable to the parties, and each party will use its best efforts to consummate the acquisition of such Shares pursuant to the Option by merger.

                  2. Agreement to Tender. Each Seller hereby agrees to validly tender pursuant to the Offer and not withdraw all Shares; provided, however, the C Corps shall not be obligated to tender the Shares held by each of them because such Shares will be acquired by Merger as contemplated by the Merger Agreement.

                  3. Irrevocable Proxy. Each Seller hereby irrevocably appoints Purchaser or any designee of Purchaser the lawful agent, attorney and proxy of such shareholder, during the term of this Agreement, to (a) vote the Shares in favor adoption of the Merger Agreement; (b) vote the Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business. Each Seller intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Shares. Each Seller shall not hereafter, unless and until this Agreement terminates pursuant to Section 8.6 hereof, purport to vote (or execute a consent with respect to) such Shares (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Shares. Notwithstanding anything herein to the contrary, the Sellers may transfer as charitable gifts up to an aggregate of 300,000 Shares.

                  4.       Representations and Warranties.

                  4.1 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to each Seller as follows:

                           (a) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
         (ii) is subject to general principles of equity.

                           (b) No Conflicts. Except for (i) filings under the HSR Act, if applicable, (ii) the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (iii) the applicable requirements of state securities, takeover or Blue Sky laws and (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof shall (1) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar documents) of

         Purchaser, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or
         (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Purchaser to perform its obligations hereunder.

                  (c) Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement.

                  4.2 Representations and Warranties of Sellers. Each Seller hereby severally and not jointly represents and warrants to Purchaser as follows:

                  (a) Ownership of Shares. Subject to Section 5.3, such Seller is the owner of the Shares set forth below its name and has the power to vote and dispose of such Shares. To Seller's knowledge, such Shares are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Such Seller has good title to the Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote such Shares.

                  (b) Power; Binding Agreement. Such Seller has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement, except for the approval of the holders of a majority of the stockholders of Minot Mercantile Corporation is required with respect to their obligations under Section
         1. The execution, delivery and performance of this Agreement by such Seller will not violate any other agreement to which such Seller is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability
         (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

                  (c) No Conflicts. Except for (i) filings under the HSR Act, if applicable, (ii) the applicable requirements of the Exchange Act and the Securities Act, (iii) the applicable requirements of state securities, takeover or Blue Sky laws, (iv) such notifications, filings, authorizing actions, orders and approvals as may be required under other laws, (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign public body or authority is necessary for the execution of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Seller nor the consummation by such Seller of the transactions contemplated hereby nor compliance by such Seller with any of the provisions hereof shall (1) conflict with or result in any breach of any provision of the certificate of incorporation, by-laws, trust or charitable instruments (or similar documents) of such Seller,
         (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Seller is a party or by which he or any of his properties or assets may be bound or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller or any of his properties or assets, except in the case of (2) or (3) for violations, breaches or defaults which would not in the aggregate materially impair the ability of such Seller to perform his obligations hereunder.

                  5. Certain Covenants of Sellers. Each Seller hereby covenants and agrees as follows:

                  5.1 No Solicitation. Such Seller shall not, directly or indirectly, solicit, encourage, participate in or initiate any inquiries or the making of any proposal by any person or entity (other than Purchaser or any affiliate of Purchaser) which constitutes, or may reasonably be expected to lead to, (a) any sale of the Shares or (b) any acquisition or purchase of a material portion of the Company's assets or any equity interest in, or any merger, consolidation or business combination with, the Company or any of its subsidiaries. If such Seller receives an inquiry or proposal with respect to the sale of Shares, then such Seller shall promptly inform Purchaser of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  5.2 Restriction on Transfer, Proxies and NonInterference. Each Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares or (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (c) take any action that would make any representation or warranty of such Seller contained herein untrue or incorrect or have the effect of preventing or disabling such Seller from performing his obligations under this Agreement.

                  5.3 Legending of Certificates; Nominees Shares. If requested by Purchaser, each Seller agrees to submit to Purchaser contemporaneously with or promptly following execution of this Agreement all certificates representing the Shares so that Purchaser may note thereon a legend referring to the option, proxy and other rights granted to it by this Agreement. If any of the Shares beneficially owned by such Seller are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to such Shares, "Nominee Shares"), each Seller agrees that, upon written notice by Purchaser requesting it, such Seller will within five days of the giving of such notice execute and deliver to Purchaser a limited power of attorney in such form as shall be reasonably satisfactory to Purchaser enabling Purchaser to require the Nominee to (i) grant to Purchaser an option and irrevocable proxy to the same effect as Sections 1 and 3 hereof with respect to the Nominee Shares held by such Nominee, (ii) tender such Nominee Shares in the Offer pursuant to
Section 2 hereof and (iii) submit to Purchaser the certificates representing such Nominee Shares for notation of the above-referenced legend thereon.

                  5.4 Stop Transfer Order. In furtherance of this Agreement, concurrently herewith, each Seller shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such shares).

                  6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Purchaser good title to any Shares purchased hereunder.

                  7. Adjustments to Prevent Dilution, Etc. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. In such event, the amount to be paid per share by Purchaser shall be proportionately adjusted.

                  8.   Miscellaneous.

                  8.1 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign its rights and obligations hereunder to any direct or indirect wholly owned parent company or subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

                  8.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the

                           Sellers:   c/o Ivins Phillips & Barker
                                      1700 Pennsylvania Avenue
                                      Washington, D.C. 20006

                  If to Purchaser:
                                      Dillard's, Inc.
                                      1600 Cantrell Road
                                      Little Rock, Arkansas  72201
                                      Attention: James Freeman

                    copy to:          Simpson Thacher & Bartlett

                                      425 Lexington Avenue
                                      New York, New York  10017
                                      Attention:  Alan G. Schwartz, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  8.5 Cooperation as to Regulatory Matters. If so requested by Purchaser, promptly after the date hereof, the Seller will use its reasonable best efforts to cause it and the Company (if required) to make all filings which are required under the HSR Act and applicable requirements and to seek all regulatory approvals required in connection with the transactions contemplated hereby. The parties shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of filings and submissions to any governmental agency, including, without limitation, filings under the provisions of the HSR Act. The Seller shall also use its reasonable best efforts to cause the Company to supply Purchaser with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company and its representatives and the Federal Trade Commission, the Department of Justice and any other governmental agency or authority and members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

                  8.6 Termination. Except for the provisions of Sections 1 and
5.2 which shall expire on the Expiration Date, this Agreement shall terminate on the earlier of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.

                  8.7 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  8.8 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same
Agreement.

                  8.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  8.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  IN WITNESS WHEREOF, the Sellers and Purchaser have caused this Agreement to be duly executed as of the day and year first above written.

                                     DILLARD'S, INC.

                                     By: /s/ James I. Freeman
                                         -------------------------------
                                         Name: James I. Freeman
                                         Title: Senior Vice President and
                                                  Chief Financial Officer

              [The Sellers listed on the attached signature pages]

/s/ Roger Milliken
-------------------------------
Roger Milliken



Wilmington Trust Company



By: /s/ Carol M. Drummond
    -------------------------------
    Name:  Carol M. Drummond
    Title: Assistant Vice President



as the trustees of trusts
holding 2,120,485
shares of the common stock,
par value $.14 2/3 per share,
of Mercantile Stores Company, Inc.

Wilmington Trust Company



By: /s/ Carol M. Drummond
    -------------------------------
    Name:  Carol M. Drummond
    Title: Assistant Vice President



as the trustee of trusts holding
1,654,311 shares of the common stock,
par value $.14 2/3 per share,
of Mercantile Stores Company, Inc.

/s/ Justine VR. Milliken
-------------------------------
    Justine VR. Milliken



/s/ Minot K. Milliken
-------------------------------
    Minot K. Milliken


as a majority of the trustees of trusts
holding 27,645 shares of the common stock, par value of $.14 2/3 per share, of Mercantile Stores Company, Inc.

/s/ Justine VR. Milliken
-------------------------------
    Justine VR. Milliken



/s/ Gerrish H. Milliken, Jr.
-------------------------------
    Gerrish H. Milliken, Jr.



/s/ Minot K. Milliken
-------------------------------
    Minot K. Milliken



as a majority of the trustees of trusts
holding 25,065 shares of the common stock, par value $.14 2/3 per share, of Mercantile Stores Company, Inc.

Woodbank Mills, Inc.



By:  /s/ Roger Milliken
     -------------------------------
     Name:  Roger Milliken
     Title: Chairman



as the holder of 27,413 shares of the common stock, par value $.14 2/3 per share, of Mercantile Stores Company, Inc.

Minot Mercantile Corporation



By: /s/ Roger Milliken
    -------------------------------
    Name:  Roger Milliken
    Title: Chairman



as the holder of 10,484,875 shares of the common stock, par value $.14 2/3 per share, of Mercantile Stores Company, Inc.

/s/ Roger Milliken
-------------------------------
    Roger Milliken



/s/ Gerrish H. Milliken, Jr.
-------------------------------
    Gerrish H. Milliken, Jr.



as a majority of the trustees of trusts holding
56,848 shares of the common stock,
par value $.14 2/3 per share,
of Mercantile Stores Company, Inc.

/s/ Roger Milliken
-------------------------------
    Roger Milliken



/s/ Gerrish H. Milliken, Jr.
-------------------------------
    Gerrish H. Milliken, Jr.



/s/ Minot K. Milliken
-------------------------------
    Minot K. Milliken




as a majority of the trustees of trusts holding
258,178 shares of the common stock,
par value $.14 2/3 per share,
of Mercantile Stores Company, Inc.

/s/ Roger Milliken
-------------------------------
    Roger Milliken



/s/ Minot K. Milliken
-------------------------------
    Minot K. Milliken



as a majority of the trustees of trusts holding
22,104 shares of the common stock,
par value $.14 2/3 per share,
of Mercantile Stores Company, Inc.

/s/ Gerrish H. Milliken, Jr.
-------------------------------
    Gerrish H. Milliken, Jr.



/s/ Minot K. Milliken
-------------------------------
    Minot K. Milliken



as a majority of the trustees of trusts
holding 32,419 shares of the common stock, par value $.14 2/3 per share, of Mercantile Stores Company, Inc.